FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

NOV 01 1995
No. 71-82
DEAN HELLER, SECRETARY OF STATE

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF NEW ENVIRONMENTAL TECHNOLOGIES, INC.

We, the undersigned, David C. Merrell, President, and Corie Merrell, Secretary/Treasurer, of NEW ENVIRONMENTAL TECHNOLOGIES, INC. a Nevada corporation (the "corporation"), do hereby certify:

I

The Articles of Incorporation of the corporation shall be amended as follows:

The foregoing amendment was adopted by the shareholders of the corporation at a meeting held August 28th, 1995.

II

Pursuant to a resolution duly adopted by the shareholders of the corporation on August 28th, 1995 the 75,526,250 outstanding shares of the corporation were reversed split on a basis of 250 for 1, retaining the authorized shares at 100,000,000 and the par value at one mill ($.001) per share, with the appropriate adjustments being made in the additional paid in capital and stated capital accounts of the corporation.

III

The number of shares entitled to vote on the amendment was 75,526,250.

IV

The number of shares voted in favor of the amendment was 40,000,000 with none opposing and none abstaining.

David C. Merrell, President

Corie Merrell, Sec/Treasurer

STATE OF UTAH)
) ss
COUNTY OF SALT LAKE)

On the 19th day of October, 1995, personally appeared before me, a Notary Public, David C. Merrell, who acknowledged that he is the President of New Environmental Technologies, Inc. and that he is authorized to and did execute the above instrument.

NOTARY PUBLIC
JUDY A. BROWN
7101 South Highland Dr.
Salt Lake City, Utah

NOTARY PUBLIC

(Notary Seal)

STATE OF UTAH)
) ss
COUNTY OF SALT LAKE)

On the 19th day of October, 1995, personally appeared before me, a Notary Public, Corie Merrell, who acknowledged that she is the Secretary/Treasurer of New Environmental Technologies, Inc. and that he is authorized to and did execute the above instrument.

NOTARY PUBLIC
JUDY A. BROWN
7101 South Highland Dr.
Salt Lake City, Utah 84121
My Commission Expires
June 5, 1997
STATE OF UTAH

NOTARY PUBLIC

(Notary Seal)

NEW ENVIRONMENTAL TECHNOLOGIES, INC.
c/o David C. Merrell
9005 Cobble Canyon Lane
Sandy, UT 84093
(801) 942-0555

August 28, 1995

CUSIP Service Bureau
Standard and Poor's
25 Broadway
New York, NY 10004

ATTN: Pat Grillo/Ed Stack

RE: NEW ENVIRONMENTAL TECHNOLOGIES, INC. F/K/A/ ALL THINGS, INC.
Present CUSIP Number 644277-10-5

Gentlemen:

We have "reverse split" the shares of our Corporation. This letter is to request a new CUSIP number reflecting this change.

Enclosed is a copy of the Board of Directors minutes relevant to this change. Please notify our transfer agent, JERSEY TRANSFER AND TRUST COMPANY, 201 Bloomfield Avenue, P.O. Box 36, Verona, New Jersey 07044 or by fax at (201) 239-2361.

If you have any questions please call.

Sincerely,

David C. Merrell
President, New Environmental Technologies, Inc.